Exhibit 10.1

FRANCESCA’S HOLDINGS CORPORATION

2015 EQUITY INCENTIVE PLAN

PERFORMANCE STOCK UNIT AWARD AGREEMENT

THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Award Agreement”) is dated as of __________, 20__ (the “Award Date”) by and between Francesca’s Holdings Corporation, a Delaware corporation (the “Corporation”), and ___________ (the “Participant”).

WITNESSETH

WHEREAS, pursuant to the Francesca’s Holdings Corporation 2015 Equity Incentive Plan (the “Plan”), the Corporation hereby grants to the Participant, effective as of the date hereof, a credit of stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Participant, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.      Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.      Grant. Subject to the terms of this Award Agreement, the Corporation hereby grants to the Participant an Award with respect to a number of stock units (subject to adjustment as provided in Section 7.1 of the Plan) as provided herein (the “Stock Units”). The “Target Number of Stock Units” subject to the Award is ___________ Stock Units.

As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock solely for purposes of the Plan and this Award Agreement. The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Participant if such Stock Units vest pursuant to Section 3. The Stock Units shall not be treated as property or as a trust fund of any kind.

3.      Performance-Based and Time-Based Vesting. Subject to Section 8 below, the Award shall become eligible to vest based on the achievement of certain performance goals as set forth in Section 3(a) of this Award Agreement for the _________ period consisting of the Corporation’s _____________________ fiscal years (each such fiscal year, a “Fiscal Year,” and such ______ period, the “Performance Period”) and, with respect to any Stock Units that become eligible to vest in accordance with Section 3(a), such Stock Units shall vest based on satisfaction of the time-based vesting requirements set forth in Section 3(b) of this Award Agreement.

(a)      Eligibility to Vest Based Upon Corporate Performance. The percentage of the Target Number of Stock Units that become eligible to vest, if any, based on the achievement of the performance goals during the Performance Period, as determined in accordance with Exhibit A attached hereto, are referred to as the “Eligible Stock Units.” (For purposes of clarity, in no event shall the number of Stock Units that are deemed to be Eligible Stock Units exceed _______ percent (____%) of the Target Number of Stock Units subject to the Award.) Any Stock Units that the Administrator determines shall not be Eligible Stock Units in accordance with this Section 3(a) shall terminate and be cancelled in accordance with Section 8(a) as of the last day of the Performance Period, and the Participant shall have no further rights with respect thereto.

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(b)      Vesting. Subject to the terms and conditions of this Award Agreement, the number of Stock Units subject to the Award that (1) the Administrator has determined are Eligible Stock Units in accordance with Section 3(a) of this Award Agreement and (2) do not otherwise vest in accordance with Section 8 of this Award Agreement, if any, shall vest on the ___________ anniversary of the Award Date (the “Vesting Date”), subject to the Participant’s continuous employment or service to the Corporation through the Vesting Date.

4.      Continuance of Employment. Except as expressly provided in Section 8 of this Award Agreement, the vesting schedule requires continued employment or service through the Vesting Date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Award Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not (except as expressly provided in Section 8) entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan.

Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Participant’s status as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any of its Subsidiaries, interferes in any way with the right of the Corporation or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Corporation or any of its Subsidiaries to increase or decrease the Participant’s other compensation or benefits. Nothing in this Award Agreement, however, is intended to adversely affect any independent contractual right of the Participant without his or her consent thereto.

5.      Dividend and Voting Rights.

(a)     Limitations on Rights Associated with Units. The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalent Rights) and no voting rights, with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

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(b)    Dividend Equivalent Rights Distributions. As of any date that the Corporation pays an ordinary cash dividend on its Common Stock, the Corporation shall credit the Participant with an additional number of Stock Units equal to (i) the per share cash dividend paid by the Corporation on its Common Stock on such date, multiplied by (ii) the total number of Stock Units (including any dividend equivalents previously credited hereunder) (with such total number adjusted pursuant to Section 7.1 of the Plan) subject to the Award as of the related dividend payment record date, divided by (iii) the fair market value of a share of Common Stock on the date of payment of such dividend. Any Stock Units credited pursuant to the foregoing provisions of this Section 5(b) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Stock Units to which they relate. No crediting of Stock Units shall be made pursuant to this Section 5(b) with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6       Restrictions on Transfer. Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.      Timing and Manner of Payment of Stock Units. On or as soon as administratively practical following each vesting of the applicable portion of the total Award pursuant to Section 3 hereof or Section 7 of the Plan (and in all events not later than two and one-half months after the applicable vesting date), the Corporation shall deliver to the Participant a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Corporation in its discretion) equal to the number of Stock Units subject to this Award that vest on the applicable vesting date; provided, however, that the Administrator may, in its sole discretion, provide for any or all of such vested Stock Units to be settled in cash as opposed to shares, with the amount of the payment for each such vested Stock Unit that is to be settled in cash to equal the fair market value of a share of Common Stock (as determined under Section 5.5 of the Plan) on the applicable payment date, in each case unless such Stock Units terminate prior to the given vesting date pursuant to Section 8. The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to vested Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the vested Stock Units deliver to the Corporation any representations or other documents or assurances required pursuant to Section 8.1 of the Plan. The Participant shall have no further rights with respect to any Stock Units that are paid or that terminate pursuant to Section 8.

8.      Effect of Termination of Employment or Services; Change of Control Event.

(a)        General. Except as expressly provided in Section 8(b) and 8(c) below, the Participant’s Stock Units shall terminate to the extent such units have not become vested prior to the first date the Participant is no longer employed by or in service to the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Participant’s employment or service with the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily (the date of such termination of employment or service is referred to as the Participant’s “Severance Date”). If any unvested Stock Units are terminated hereunder, such Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Corporation and without any other action by the Participant, or the Participant’s beneficiary or personal representative, as the case may be.

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(b)        Termination Without Cause, With Good Reason or Due to Death. Subject to Section 8(c), in the event the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary prior to the Vesting Date, and such termination of employment is by the Corporation or a Subsidiary without Cause (as defined below), by the Participant for Good Reason (as defined below) or due to the death of the Participant, the following shall apply with respect to the Award:

(i)  If the Severance Date occurs before the last day of the Performance Period, the Performance Period shall be deemed to end as of the Severance Date (such shortened performance period being referred to herein as the “Shortened Performance Period”). A portion of the Target Number of Stock Units subject to the Award shall be allocated to the Shortened Performance Period equal to (x) one hundred percent (100%) of the Target Number of Stock Units multiplied by (y) a fraction, the numerator of which is the total number of calendar days in the Shortened Performance Period and the denominator of which is the total number of calendar days in the Performance Period (the “Shortened Period Target Stock Units”). The balance of the Target Number of Stock Units shall terminate and be cancelled as of the Severance Date in accordance with Section 8(a).

(ii) To determine the vesting of such Shortened Period Target Stock Units, the applicable performance goals for the Performance Period shall be pro-rated based on the ratio of the number of calendar days in the Shortened Performance Period to the total number of calendar days in the Performance Period, and the performance conditions applicable to such Shortened Period Target Stock Units shall be determined based on actual performance for the Shortened Performance Period against such pro-rated goals, with the number of Shortened Period Target Stock Units that may become eligible to vest determined in accordance with Exhibit A attached hereto (as modified to give effect to the preceding provisions of this Section 8(b)). (For purposes of clarity, such pro-ration shall be applied to the performance goals only and not the vesting percentages applicable to each performance level so that if the maximum performance level (as determined with reference to the pro-rated performance goals) is achieved, the vesting percentage applicable to the Shortened Period Target Stock Units shall be one hundred fifty percent (150%) as provided in Exhibit A.) Any of the Shortened Period Target Stock Units that the Administrator determines are not eligible to vest based on actual performance for the Shortened Performance Period shall terminate and be cancelled as of the Severance Date in accordance with Section 8(a).

(iii) If the Severance Date occurs on or after the last day of the Performance Period but prior to the Vesting Date, the number of Eligible Stock Units shall be determined in accordance with Section 3(a), and all of such Eligible Stock Units as so determined shall vest in full.

(iv) Any Stock Units that vest in accordance with this Section 8(b) shall vest as of the Severance Date.

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(c)        Change of Control. In the event a Change of Control (as defined below) occurs prior to the last day of the Performance Period and either (1) the Award is to be terminated pursuant to Section 7.2 of the Plan in connection with such event and not assumed, substituted for, exchanged or otherwise continued after such event, or (2) the Award is or would be assumed, substituted for, exchanged or otherwise continued after such event and in connection with or within twelve (12) months following the Change of Control, the Participant’s employment or service is terminated by the Corporation or a Subsidiary without Cause (as defined below) or by the Participant for Good Reason (as defined below) (the occurrence of an event described in the foregoing clause (1) or clause (2), a “Trigger Event”), the following shall apply with respect to the Award:

(i) The Performance Period shall be deemed to end as of the last day of the Fiscal Year prior to the Fiscal Year in which the Trigger Event occurs (such shortened performance period being referred to herein as the “CIC Shortened Performance Period”). A portion of the Target Number of Stock Units subject to the Award shall be allocated to the CIC Shortened Performance Period equal to (x) one hundred percent (100%) of the Target Number of Stock Units multiplied by (y) a fraction, the numerator of which is the total number of whole Fiscal Years in the CIC Shortened Performance Period and the denominator of which is three (3) (the “CIC Shortened Period Target Stock Units”). The balance of the Target Number of Stock Units shall be treated as provided in Section 8(c)(iii) below.

(ii)  To determine the vesting of such CIC Shortened Period Target Stock Units, the applicable performance goals for the Performance Period shall be pro-rated based on the ratio of the number of Fiscal Years in the CIC Shortened Performance Period to the total number of Fiscal Years in the Performance Period (i.e., three), and the performance conditions applicable to such CIC Shortened Period Target Stock Units shall be determined based on actual performance for the CIC Shortened Performance Period against such pro-rated goals, with the number of CIC Shortened Period Target Stock Units that may become eligible to vest determined in accordance with Exhibit A attached hereto (as modified to give effect to the preceding provisions of this Section 8(c)). (For purposes of clarity, such pro-ration shall be applied to the performance goals only and not the vesting percentages applicable to each performance level so that if the maximum performance level (as determined with reference to the pro-rated performance goals) is achieved, the vesting percentage applicable to the CIC Shortened Period Target Stock Units shall be one hundred fifty percent (150%) as provided in Exhibit A.) The vesting percentage for the CIC Shortened Performance Period as determined under this Section 8(c)(ii) is referred to as the “CIC Vesting Percentage.” Any of the CIC Shortened Period Target Stock Units that the Administrator determines are not eligible to vest based on actual performance for the CIC Shortened Performance Period shall terminate and be cancelled as of the date of the Trigger Event in accordance with Section 8(a).

(iii) In addition to the vesting provided in Section 8(c)(ii), a percentage of the Target Number of Stock Units shall be eligible to vest equal to (x) one hundred percent (100%) of the Target Number of Stock Units, less (y) the total number of CIC Shortened Period Target Stock Units; provided, however, that if the CIC Vesting Percentage determined under Section 8(c)(ii) is greater than one hundred percent (100%), the number of Stock Units eligible to vest under this Section 8(c)(iii) shall equal (A) the CIC Vesting Percentage, multiplied by (B)(I) one hundred percent (100%) of the Target Number of Stock Units, less (II) the total number of CIC Shortened Period Target Stock Units.

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(iv) In the event the Trigger Event occurs during the first Fiscal Year of the Performance Period, Sections 8(c)(i) through (iii) shall not apply, and the Award shall vest upon the Trigger Event with respect to one hundred percent (100%) of the Target Number of Stock Units subject to the Award.

(v) Any Stock Units that vest in accordance with the foregoing provisions of this Section 8(c) shall vest as of the Trigger Event.

In the event a Change of Control occurs on or after the last day of the Performance Period and prior to the Vesting Date and either (x) the Award is to be terminated pursuant to Section 7.2 of the Plan in connection with such event and not assumed, substituted for, exchanged or otherwise continued after such event, or (y) the Award is or would be assumed, substituted for, exchanged or otherwise continued after such event and in connection with the Change of Control or at any time following the Change of Control and prior to the Vesting Date, the Participant’s employment or service is terminated by the Corporation or a Subsidiary without Cause or by the Participant for Good Reason, any Stock Units subject to the Award that have been deemed to be Eligible Stock Units as provided herein shall immediately vest as of the date of such event.

For purposes of this Section 8(c), a termination of the Participant’s employment or service shall not be considered to be “in connection with” a Change of Control if such termination occurs more than sixty (60) days before the Change in Control.

(d)       Release. Notwithstanding the foregoing provisions, the treatment of the Award in connection with a termination of the Participant’s employment or service by the Corporation or a Subsidiary without Cause or by the Participant for Good Reason pursuant to either Section 8(b) or 8(c) above shall be subject to the Participant’s providing to the Corporation upon or promptly following (and in all events within twenty-one (21) days, or such longer period of time as required by applicable law, following) the Severance Date a separation agreement which shall contain a valid, executed general release of claims in a form acceptable to the Corporation, and the Participant’s not revoking such release within any revocation period provided by applicable law.

(e)        Defined Terms. The following definitions shall apply for purposes of this Award Agreement:

(i)     “Cause” with respect to the Participant means that one or more of the following has occurred:  (A) the Participant has committed a felony or a crime involving moral turpitude (under the laws of the United States or any relevant state, or a similar crime or offense under the applicable laws of any relevant foreign jurisdiction); (B) the Participant has engaged in acts of fraud, dishonesty or other acts of material misconduct in the course of the Participant’s duties; (C) the Participant’s abuse of narcotics or alcohol that has or may reasonably cause material harm the Corporation; (D) any material violation by the Participant of the Corporation’s written policies that causes material harm to the Corporation or any of its Subsidiaries; (E) the Participant’s material failure to perform or uphold his or her duties and/or his or her material failure to comply with reasonable directives of the Corporation’s Chief Executive Officer or Board of Directors, as applicable; or (F) any material breach by the Participant of this Award Agreement or any other contract the Participant is a party to with the Corporation or any Subsidiary.

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(ii)   “Change of Control” means any of the following:

(a) The dissolution or liquidation of the Corporation, other than in the context of a Business Combination that does not constitute a Change in Control Event under paragraph (c) below;

(b) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 50% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this paragraph (b), the following acquisitions shall not constitute a Change of Control; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its affiliates or a successor to the Corporation or any of its affiliates, (D) any acquisition by any entity pursuant to a Business Combination, or (E) any acquisition by a Person described in and satisfying the conditions of Rule 13d-1(b) promulgated under the Exchange Act; or

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any Subsidiary, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and (2) no Person (excluding any individual or entity described in clauses (C) or (E) of paragraph (b) above) beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination.

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(iii)  “Good Reason” with respect to the Participant means the definition of “Good Reason” provided in any written employment agreement (or offer letter or similar written agreement) between the Participant and Corporation or any Subsidiary.  If the Participant is not covered by such an agreement with the Corporation or a Subsidiary that defines such term, then “Good Reason” with respect to the Participant means the occurrence (without the Participant’s consent) of any one or more of the following conditions: (A) a material diminution in the Participant’s rate of base salary; (B) a material diminution in the Participant’s authority, duties, or responsibilities; (C) a material change in the geographic location of the Participant’s principal office with the Corporation (for this purpose, in no event shall a relocation of such office to a new location that is not more than fifty (50) miles from the current location of the Corporation’s executive offices constitute a “material change”); or (D) a material breach by the Corporation of this Award Agreement; provided, however, that any such condition or conditions, as applicable, shall not constitute Good Reason unless both (x) the Participant provides written notice to the Corporation of the condition claimed to constitute Good Reason within sixty (60) days of the initial existence of such condition(s) (such notice to be delivered in accordance with Section 11), and (y) the Corporation fails to remedy such condition(s) within thirty (30) days of receiving such written notice thereof; and provided, further, that in all events the termination of the Participant’s employment with the Corporation shall not constitute a termination for Good Reason unless such termination occurs not more than one hundred and twenty (120) days following the initial existence of the condition claimed to constitute Good Reason.

9.      Adjustments Upon Specified Events. Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (including, without limitation, an extraordinary cash dividend on such stock), the Administrator shall make adjustments in accordance with such section in the number of Stock Units then outstanding and the number and kind of securities that may be issued in respect of the Award. No such adjustment shall be made with respect to any ordinary cash dividend for which dividend equivalents are credited pursuant to Section 5(b). The performance goals applicable to the Award are subject to adjustment as provided in Exhibit A hereto.

10.    Tax Withholding. Subject to Section 8.1 of the Plan, upon any distribution of shares of Common Stock in respect of the Stock Units, the Corporation shall automatically reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of whole shares, valued at their then fair market value (with the “fair market value” of such shares determined in accordance with the applicable provisions of the Plan), to satisfy any withholding obligations of the Corporation or its Subsidiaries with respect to such distribution of shares at the minimum applicable withholding rates. In the event that the Corporation cannot legally satisfy such withholding obligations by such reduction of shares, or in the event of a cash payment or any other withholding event in respect of the Stock Units, the Corporation (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Participant and/or to deduct from other compensation payable to the Participant any sums required by federal, state or local tax law to be withheld with respect to such distribution or payment.

11.    Notices. Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 11.

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12.    Plan. The Award and all rights of the Participant under this Award Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Award Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement. Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

13.    Entire Agreement. This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan may be amended pursuant to Section 8.6 of the Plan. This Award Agreement may be amended by the Board from time to time. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Participant’s rights under this Award Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Award Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to Stock Units, as and when payable hereunder.

15.    Counterparts. This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.   Section Headings. The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.    Governing Law. This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

18.   Construction. It is intended that the terms of the Award will not result in the imposition of any tax liability pursuant to Section 409A of the Code. This Award Agreement shall be construed and interpreted consistent with that intent.

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19.   Clawback Policy. The Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Stock Units or any shares of Common Stock or other cash or property received with respect to the Stock Units (including any value received from a disposition of the shares acquired upon payment of the Stock Units).

20.   Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST OUT OF OR RELATING TO THE PLAN OR THIS PERFORMANCE STOCK UNIT AWARD AGREEMENT (INCLUDING THESE TERMS).

21.    No Advice Regarding Grant. The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Stock Units (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Award). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Award Agreement) or recommendation with respect to the Award. Except for the withholding rights set forth in Section 10 above, the Participant is solely responsible for any and all tax liability that may arise with respect to the Award.

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IN WITNESS WHEREOF, the Corporation has caused this Award Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set his or her hand as of the date and year first above written.

FRANCESCA’S HOLDINGS CORPORATION,
a Delaware corporation

By:

Print Name:

Its:

PARTICIPANT

Signature

Print Name
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CONSENT OF SPOUSE

In consideration of the execution of the foregoing Performance Stock Unit Award Agreement by Francesca’s Holdings Corporation, I, _____________________________, the spouse of the Participant therein named, do hereby join with my spouse in executing the foregoing Performance Stock Unit Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated: _____________, 20__

Signature of Spouse

Print Name

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EXHIBIT A

PERFORMANCE-BASED VESTING REQUIREMENTS

This Exhibit A is subject to the other provisions of the Award Agreement (including, without limitation, Sections 4, 8 and 9 of the Award Agreement).

[Performance goals and metrics and methodology to determine the vesting percentage of the Award to be determined at the time of grant.]

EXHIBIT B

STOCK POWER

FOR VALUE RECEIVED and pursuant to that certain Performance Stock Unit Award Agreement between Francesca’s Holdings Corporation, a Delaware corporation (the “Corporation”), and the individual named below (the “Individual”) dated as of _____________, 20__, the Individual, hereby sells, assigns and transfers to the Corporation, an aggregate ________ shares of Common Stock of the Corporation, standing in the Individual’s name on the books of the Corporation and represented by stock certificate number(s) _____________________________________________ to which this instrument is attached, and hereby irrevocably constitutes and appoints _________________ ____________________________________ as his or her attorney in fact and agent to transfer such shares on the books of the Corporation, with full power of substitution in the premises.

Dated _____________, ________

Signature

Print Name

(Instruction: Please do not fill in any blanks other than the signature line. The purpose of the assignment is to enable the Corporation to exercise its sale/purchase option set forth in the Performance Stock Unit Award Agreement without requiring additional signatures on the part of the Individual.)

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